EXHIBIT 24.3


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                          SCHUMACHER & ASSOCIATES, INC.
                          CERTIFIED PUBLIC ACCOUNTANTS
                             12835 E. ARAPAHOE ROAD
                               TOWER II, SUITE 110
                               ENGLEWOOD, CO 80112



              CONSENT FOR INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




                     Boulder Capital Opportunities III, Inc.


Dated: July 29, 1998


         I hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of my report dated March 10, 1998 appearing on page F-2 of Boulder Capital Opportunities III, Inc. Annual Report on Form 10-KSB for the year ended December 31, 1997. I also consent to the reference to me under the heading "Exhibits" in such Registration Statement.


                                                /s/Schumacher & Associates, Inc.
                                                -----------------------------
                                                Schumacher & Associates, Inc.